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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            November 13, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MUNICIPAL STATE SERIES 3                  944712   33-59023   811-2537


DEFINED ASSET FUNDS-EIF USS-10                                781240   33-11204   811-3044


DEFINED ASSET FUNDS-MITF IS-143                               781162   33-27904   811-1777
DEFINED ASSET FUNDS- IS-210 DAF                               803953   33-54911   811-1777
DEFINED ASSET FUNDS- IS-226 DAF                               804041   33-61281   811-1777

DEFINED ASSET FUNDS-MITF PUT-9                                781661   2-93889    811-1777

DEFINED ASSET FUNDS-MITF ITS-196                              868101   33-48903   811-1777
DEFINED ASSET FUNDS- ITS-215 DAF                              868123   33-50065   811-1777


DEFINED ASSET FUNDS-CIF MPS-308                               781813   33-47998   811-2295


DEFINED ASSET FUNDS-MITF MPS-488                              803694   33-28711   811-1777
DEFINED ASSET FUNDS- MPS-547 DAF                              892771   33-55097   811-1777

DEFINED ASSET FUNDS-MITF MSS-13                               881839   33-48899   811-1777


DEFINED ASSET FUNDS-- MSS-95 DAF                              924278   33-61159   811-1777


DEFINED ASSET FUNDS-MITF MSS 9H                               868179   33-42074   811-1777
DEFINED ASSET FUNDS-MITF MSS 9I                               868180   33-42204   811-1777
DEFINED ASSET FUNDS-MITF MSS 9J                               868181   33-42309   811-1777

DEFINED ASSET FUNDS-MITF PAS A                                735403   2-88250    811-1777

TOTAL:   17 FUNDS

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